SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2009

SKAGIT STATE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-52096	20-5048602
Commission File Number	IRS Employer Identification No.

301 East Fairhaven Avenue
Burlington, Washington 98233
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (360) 755-0411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS

On January 6, 2009, Skagit State Bancorp, Inc. (the “Company) was notified that it had been approved for participation in the TARP Capital Purchase Program, but recently informed representatives of the U.S. Treasury Department of its decision to forego participation in the TARP.

The Company’s decision not to participate in the TARP Program was based, among other things, on its strong total risk-based capital ratio of 13.79% at September 30, 2008, which far exceeds the 10% level required to be deemed “well capitalized” by the FDIC.

The Company also stated that it has elected to take part in the FDIC’s Transaction Account Guarantee Program and is eligible for participation in the FDIC’s debt guarantee program, providing a full guarantee on all non-interest-bearing transaction accounts held by any depositor, regardless of dollar amount, through December 31, 2009.  Additionally, the Company is eligible for participation in the FDIC’s debt guarantee program, which provides for the guarantee of eligible newly issued senior unsecured debt of participating entities.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements — not applicable

(b)	Pro forma financial information — not applicable

(c)	Shell company transaction — not applicable

(d)	Exhibits:

Exhibit 99.1 Letter to Stockholder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2009	SKAGIT STATE BANCORP, INC

	By:	/s/ Cheryl R. Bishop
Cheryl R. Bishop
President and Chief Executive Officer